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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF OPEN SOLUTIONS INC.

         OPEN SOLUTIONS INC. (the "Corporation"), a corporation incorporated under the General Corporation Law of Delaware (the "DGCL"), hereby certifies as follows:

         The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 1992. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2000. Certificates of Amendment to the Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on June 8, 2000, December 20, 2000, April 5, 2001 and April 16, 2001, respectively

         The text of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I.

         The name of the Corporation is Open Solutions Inc.

                                  ARTICLE II.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                  ARTICLE III.

         A.       Classes of Stock.

                  1. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Fifty-Seven Million One Hundred Eighty-Nine Thousand Two Hundred Nineteen (57,189,219) shares. Forty-Five Million (45,000,000) shares shall be Common Stock par value $.01 per share and Twelve Million One Hundred Eighty-Nine Thousand Two Hundred Nineteen (12,189,219) shares shall be Preferred Stock par value $.01 per share.

                  2. At the first time after the closing of a Qualified IPO (which term is defined in Section B.3(b) of this Article III) at which no shares of Preferred Stock are issued and outstanding, whether because all of such shares have been converted into shares of Common Stock in accordance with this Amended and Restated Certificate of Incorporation, or otherwise, all authorized shares of Preferred Stock, automatically and without further action, shall be reclassified as authorized but unissued shares of undesignated Preferred Stock of no particular class or series and any and all of such shares of undesignated Preferred Stock may thereafter be issued by the Corporation's Board of Directors (the "Board of Directors") in one or more series, and the terms of any and each such series may be determined by the Board of Directors, as provided below.

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                  3.       From and after the closing of a Qualified IPO (for
the avoidance of any doubt, the following provisions of this Section A.3 will be of no force or effect until the closing of a Qualified IPO):

                  Shares of undesignated Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, and other special rights, if any, and such qualifications, limitations, and restrictions thereof, if any, as are stated or expressed herein or in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock will not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided herein or in such resolution or resolutions.

                  Authority is hereby granted to the Board of Directors from time to time to issue undesignated Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, and other rights, if any, and the qualifications, limitations, and restrictions thereof, if any, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of Preferred Stock, all to the fullest extent permitted by law. No resolution, vote, or consort of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

         B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A-1 Preferred Stock, which series shall consist of One Million (1,000,000) shares, the Series A-2 Preferred Stock, which series shall consist of Five Hunched Eighty-Three Thousand Three Hundred Thirty-Three (583,333) shares, the Series B Preferred Stock, which series shall consist of One Million Seven Hundred Thirty-Six Thousand Two Hundred Fifty (1,736,250) shares, the Series C Preferred Stock, which series shall consist of One Million Three Hundred Seventy-Five Thousand (1,375,000) shares, the Series D Preferred Stock, which series shall consist of One Million Two Hundred Fifty Thousand (1,250,000) shares, the Series E Preferred Stock, which series shall consist of Seven Hundred Forty-Six Thousand One Hundred Fifty-Seven (746,157) shares, the Series F Preferred Stock, which series shall consist of Three Million Four Hundred Ninety-Eight Thousand Four Hundred Seventy-Nine (3,498,479) shares, and the Series G Preferred Stock, which series shall consist of Two Million (2,000,000) shares, are as set forth below in this Article III(B).

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                  1.       Dividend Provisions. The holders of shares of Series
A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of
(i) $.11 per share per annum for the Series A-1 Preferred Stock, (ii) $.21 per share per annum for the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and (iii) $.56 per share per annum for the Series F Preferred Stock and the Series G Preferred Stock, or, if greater (as determined on a per-annum basis and an as-converted basis for the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock), an amount equal to that paid on any other outstanding shares of the Corporation, payable quarterly when, as and if declared by the Board of Directors in their sole discretion. Such dividends shall not be cumulative.

                  2.       Liquidation Preference.

                           a.       In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A-l Preferred Stock, an amount per share equal to the sum of (A) $1.50 for each outstanding share of Series A-1 Preferred Stock (the "Original Issue Price" for the Series A-1 Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share; (ii) for the Series A-2 Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of Series A-2 Preferred Stock (the "Original Issue Price" for the Series A-2 Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share; (iii) for the Series B Preferred Stock, an amount per share equal to the sum of (A) $3.00 for each outstanding share of Series B Preferred Stock (the "Original Issue Price" for the Series B Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share;
(iv) for the Series C Preferred Stock, an amount per share equal to the sum of
(A) $4.50 for each outstanding share of Series C Preferred Stock (the "Original Issue Price" for the Series C Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share; (v) for the Series D Preferred Stock, an amount per share equal to the sum of (A) $6.00 for each outstanding share of Series D Preferred Stock (the "Original Issue Price" for the Series D Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share; (vi) for the Series E Preferred Stock, an amount per share equal to the sum of (A) $8.00 for each outstanding share of Series E Preferred Stock (the "Original Issue Price" for the Series E Preferred Stock) plus (B) an amount equal to declared but unpaid dividends on such share; (vii) for the Series F Preferred Stock, an amount per share equal to the sum of

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(A) $18.64 for each outstanding share of Series F Preferred Stock (the "Original
Issue Price" for the Series F Preferred Stock), plus (B) an amount equal to declared but unpaid dividends on such share; and (viii) for the Series G Preferred Stock, an amount per share equal to the sum of (A) $9.32 for each outstanding share of Series G Preferred Stock (the "Original Issue Price" for the Series G Preferred Stock), plus (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably, first among the holders of the Series F Preferred Stock and the Series G Preferred Stock, respectively, in proportion to the preferential amount each such holder is otherwise entitled to receive until all such preferential amounts shall have been paid, and, subject to subparagraph
(c)(ii) of this Section 2, second among the holder of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series
C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           b.       Upon the completion of the distribution
required by subparagraph (a) of this Section 2, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A-l Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

                           c.       (i) For purposes of this Section 2, a
liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include: (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, with limitation, any sale of stock, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless, the case of (A) or (B), the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                                    (ii)     In any of such events, if the
consideration received by the Corporation is other than cash, its value will be deemed its fair market value, where for this purpose the fair market value of any securities shall be valued as follows:

                                    (A)      Securities not subject to
investment letter or other similar restrictions on free marketability:

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                                             (1)      If traded on a securities
exchange or through the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                             (2)      If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                             (3)      If there is no active
public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                    (B)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                                    (iii)    In the event the requirements of
this subsection 2(c) are not complied with, the Corporation shall forthwith either;

                                    (A)      cause such closing to be postponed
until such time as the requirements of this Section 2 have been complied with;
or

                                    (B)      cancel such transaction, in which
event the rights, preferences and privileges of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall revert to and be the same as such rights preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                                    (iv)     The Corporation shall give each
holder of record of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first

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notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  3. Conversion. The holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           a.       Right to Convert. Each share of Series A-1
Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and each share of Series F Preferred Stock and Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time on or after the first anniversary of the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate representing such shares is surrendered for conversion. The initial Conversion Price per share for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be the Original Issue Price for such share; provided, however, that the Conversion Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be subject to adjustment as set forth in subsection 3(d). Accrued dividends, if any (i) on the Series A-1 Preferred Stock and the Series A-2 Preferred Stock will be eliminated upon conversion and shall not be applied upon conversion to the Common Stock; and (ii) on the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be payable upon conversion.

                           b.       Automatic Conversion. Except as provided
below in subsection 3(c), each share of Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price applicable to such share, determined as herein provided, at the time in effect for such share immediately upon the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the aggregate public offering price of which was at lest $20,000,000 (an "IPO"), based on a public offering price of at least $6.00 per sure of Common Stock with respect to conversion of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock and $7.50 per share of Common Stock with respect to conversion of Series

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C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the
Common Stock is listed for trading on the Nasdaq National Market System (a "Qualified IPO").

                           c.       Mechanics of Conversion. Before any holder
of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of his, her or its election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder (or nominee) shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall not be deemed to have converted such Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock until immediately prior to the closing of such sale of securities.

                           d.       Conversion Price Adjustments of Preferred
Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be subject to adjustment from time to time as follows:

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                                    (i)      (A) Upon each issuance by the
Corporation of any Additional Stock (as defined below) after the effective date of filing of this Amended and Restated Certificate of Incorporation (the "Effective Date"), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional. Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                           (x)      an amount equal to the sum of

                                    (1)      the aggregate purchase price of the
                           shares of such series sold pursuant to the agreement pursuant to which shares of such series were first issued (the "Stock Purchase Agreement"), plus

                                    (2)      the aggregate consideration, if
                           any, received by the Corporation for all Additional Stock issued on or after the Effective Date for such series;

                           (y)      an amount equal to the sum of

                                    (1)      the aggregate purchase price of the
                           shares of such series sold pursuant to the Stock Purchase Agreement divided by the Conversion Price for such shares in effect on the Effective Date for such series, plus

                                    (2)      the number of shares of Additional
                           Stock issued since the Effective Date for such series,

                                    (B)      No adjustment of the Conversion
Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Conversion Price for such Preferred Stock shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                    (C)      In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or

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incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D)      In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                                    (E)      In the case of the issuance of
options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

                                    (1)      The aggregate maximum number of
                           shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                    (2)      The aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities per the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)).

                                    (3)      In the event of any change in the
                           number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such Options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the

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                           anti-dilution provisions thereof, the Conversion
                           Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4)      Upon the expiration of any such
                           options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A-l Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)      The number of shares of Common
                           Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and
                           (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or (4).

                                    (ii)     "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by the Corporation after the Effective Date other than:

                                    (A)      Common Stock issued pursuant to a
                           transaction described in subsection 3(d)(iii) hereof;

                                    (B)      8,000,000 shares of Common Stock
                           (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) issuable or issued (and not repurchased at cost by the Corporation in connection with the termination of employment) to employees, directors, consultants, advisors, suppliers and vendors of the Corporation directly or pursuant to a stock option plan approved by the Board of Directors of the Corporation and existing on date of this Amendment, or such other stock option plan or restricted stock plan or amendment thereto approved by a majority of the holders of Preferred Stock;

                                    (C)      Common Stock issued upon conversion
                           of shares of Preferred Stock;

                                    (D)      shares of Common Stock issued or
                           issuable in a public offering in connection with which all outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock will be converted to Common Stock;

                                    (E)      the warrants to purchase shares of
                           Series B Preferred Stock issued by the Corporations in connection with the initial sale of the Series B Preferred Stock that are outstanding on the Effective Date (the "Series B Warrants"), the Series B Preferred Stock issued upon exercise of the Series B Warrants and the Common Stock issued upon conversion of such Series B Preferred Stock;

                                    (F)      the warrants to purchase shares of
                           Series C Preferred Stock issued by the Corporation in connection with the initial sale of the Series C Preferred Stock that are outstanding on the Effective Date (the "Series C Warrants"), the Series C Preferred Stock issued upon exercise of the Series C Warrants and the Common Stock issued upon conversion of such Series C Preferred Stock;

                                    (G)      the warrants to purchase shares of
                           Series D Preferred Stock issued by the Corporation in connection with the initial sale of the Series D Preferred Stock that are outstanding on the Effective Date (the "Series D Warrants"), the Series D Preferred Stock issued upon exercise of the Series D Warrants and the Common Stock issued upon conversion of such Series D Preferred Stock;

                                    (H)      up to 1,352,554 shares of Series F
                           Preferred Stock issued after the Effective Date;

                                    (I)      up to 80,742 shares of Common Stock
                           issued pursuant to that certain Agreement and Plan of Merger and Reorganization, dated on or about the date hereof, by and among the Corporation, OS Merger Corporation, Sound Software Development Inc. and the "Stockholders" party thereto (the "Merger Agreement"); or

                                    (J)      up to 2,000,000 shares of Series G
                           Preferred Stock issued after the Effective Date.

                                    (iii)    In the event the Corporation should
at any time or from time to time after the Effective Date fix a record for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the bolder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                    (iv)     if the number of shares of Common
Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                                    (v)      In the event that the Corporation
closes an IPO and the per share offering price established for such IPO (the "IPO Share Price") would be less than $18.64 (as adjusted for stock splits, recapitalizations and similar corporate events), then the Conversion Price for the Series F Preferred Stock shall be deemed to be (x) the IPO Share Price divided by $18.64 (as adjusted for stock splits, recapitalizations and similar corporate events), multiplied by (y) the Conversion Price in effect immediately prior to such IPO, to be deemed effective immediately prior to the closing of such IPO and subject to further adjustment from and after such date as herein provided.

                           e.       Other Distributions. In the event the
Corporation shall declare a distribution to holders of the Corporation's Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of

Common Stock of the Corporation into which their shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                           f.       Recapitalizations. If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2), provision shall be made so that the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           g.       No Impairment. The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of' assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all rimes in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock against impairment.

                           h.       No Fractional Shares and Certificate as to
Adjustments.

                                    (i)      No fractional shares shall be
issued upon the conversion of any share or shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                    (ii)     Upon the occurrence of each
adjustment or readjustment of the Conversion Price of the Series A-l Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock pursuant to this
Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock.

                           i.       Notices of Record Date. In the event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A-l Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           j.       Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B

Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in addition to such other remedies at shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                           k.       Notices. Any notice required by the
provisions of this Section 3 to be given to the holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

                  4.       Redemption.

                           a.       Election to Redeem. The holders of not less
than ten percent (10%) of the-Series F Preferred Stock shall have the right at any time within thirty (30) days following the Exercise of a Put Right (as hereinafter defined) to elect, by written notice to the Corporation, to compel the Corporation to redeem, pro rata (or pursuant to any other allocation as to which all of the holders of the outstanding shares of Series F Preferred Stock may agree) any or all of the then outstanding shares of Series F Preferred Stock (a "Put Exercise Redemption Election"). The holders of not less than twenty-five percent (25%) of the Series F Preferred Stock shall have the right, unless a Qualified IPO shall have closed prior to such time, commencing on March 17, 2005 and at any time thereafter within the First Redemption Exercise Period, the Second Redemption Exercise Period or the Final Redemption Exercise Period (as each such term is hereinafter defined), to elect, by written notice to the Corporation, to compel the Corporation to redeem, pro rata (or pursuant to any other allocation as to which all of the holders of the outstanding shares of Series F Preferred Stock may agree) any or all of the then outstanding shares of Series F Preferred Stock may agree) any or all of the outstanding shares of Series F Preferred Stock (an "Ordinary Redemption Election"). Such right may be exercised on any number of occasions if in connection with a Put Exercise Redemption Election and an aggregate of three (3) occasions only with respect to Ordinary Redemption Elections, in each instance either within the thirty (30) day period provided above in the case of a Put Exercise Redemption Election or within the applicable Redemption Exercise Period in the case of an Ordinary Redemption Election, and shall (A) in each case involving a Put Exercise Redemption Election be exercised by written notice to the Corporation from the holders of not less than ten percent (10%) of the then outstanding Series F Preferred Stock, and (B) in each case involving an Ordinary Redemption Election be exercised by written notice to the Corporation from the holders of not less than twenty-five percent (25%) of the then outstanding Series F Preferred Stock, and in all such cases setting forth the percentage of the outstanding shares of Series F Preferred Stock to be redeemed. The Corporation shall give notice of any Put Exercise Redemption Election and each Ordinary Redemption Election to each holder of shares of Series F Preferred Stock at least thirty (30) days prior to the requested date of redemption (the "Redemption Date") and shall afford each such holder and opportunity to participate in such redemption. A notice of redemption shall state the number of shares of Series F Preferred Stock to be redeemed (which may include any shares of Series F Preferred Stock requested to be included in such redemption by any holder receiving notice of such redemption from the Corporation and electing to participate therein) (the "Redemption Shares"). The Corporation shall, to the fullest extent permitted by law, do all things necessary to redeem the Redemption Shares and make the payments therefor required by this Section 4. As used in this Section 4, the following terms shall have the following meanings: (1) "Exercise of a Put Right" shall mean the election of any holder of Preferred Stock, Common Stock or other securities of the Corporation to exercise such holder's Put Right, (2) "Put Right" shall mean the contractual right of any holder of Preferred Stock, Common Stock or other securities of the Corporation to require the Corporation to repurchase such holder's shares of Preferred Stock, Common Stock or any other securities of the Corporation, which right was granted by the Corporation in connection with the issuance of by the Corporation of shares of any series of its Preferred Stock,
(3) "First Redemption Exercise Period" shall mean the period commencing on March 17, 2005 and ending on the thirtieth (30th) day thereafter, (4) "Second Redemption Exercise Period" shall mean he period commencing on March 17, 2006 and ending on the thirtieth (30th) day thereafter, (5) "Final Redemption Exercise Period" shall mean the period commencing on March 17, 2007 and ending on the thirtieth (30th) day thereafter, and (6) "Redemption Exercise Period" shall mean, as applicable, the First Redemption Exercise Period, the Second Redemption Exercise Period, the Final Redemption Exercise Period or any thirty
(30) period following the Exercise of a Put Right, as the context may require.

                           b.       Redemption Price. The "Redemption Price" for
each share of Series F Preferred Stock to be redeemed on the Redemption Date hereunder shall be calculated in all cases as of the date notice was given to the Corporation requesting redemption and shall be equal to: (A) if such redemption is to take place in connection with an Ordinary Redemption Election, the greater of (i) $9.32 (as adjusted for stock splits, recapitalizations and similar corporate events) plus an amount equal to declared but unpaid dividends on such share, and (ii) the Fair Market Value (as defined in Section B.4(f) below) of one share of Common Stock, and (B) if such redemption is to take place in connection with a Put Exercise Redemption Election, the greater of (i) $18.64 (as adjusted for stock splits, recapitalizations and similar corporate events) plus an amount equal to declared but unpaid dividends on such share, and (ii) the Fair Market Value. The Redemption Price shall be payable in cash in immediately available funds to the respective holders on the later to occur of
(A) the Redemption Date or (B) thirty (30) days following the date that the determination of the Fair Market Value of such shares is made pursuant to Section B.4(f) hereof (subject to Section B.3(c)).

                           c.       Available Funds. If on any Redemption Date
sufficient funds are not legally available to redeem all of the shares of Series F Preferred Stock then due to be redeemed, then (i) the holders of Series F Preferred Stock shall share in any funds not so restricted and legally available for redemption pro rata based on the number of shares of Series F Preferred Stock then held by them,
(ii) any and all shares scheduled to be redeemed in accordance with Sections B.4(a) and B.4(b) but not so redeemed (any such shares are "Unredeemed Shares") shall be carried forward and redeemed at such time and to the extent that funds of the Corporation are legally available therefor, and (iii) Unredeemed Shares shall continue to he entitled to the dividend, conversion and other rights, preferences and privileges of the Series F Preferred Stock until such shares have been redeemed and the Redemption Price has been paid or otherwise set aside with respect thereto. For so long as any Unredeemed Shares remain unredeemed, the Corporation shall not pay any dividend or other distribution on the Common Stock.

                           d.       Notice. Notice of any requested redemption
shall be given by hand or professional courier service or certified or registered mail (return receipt requested), postage prepaid. Any notice given by the Corporation shall be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and shall specify the Redemption Date and the number of shares requested to be redeemed. On or after the Redemption Date as specified in any notice, the holder shall surrender such holder's certificate for the number of shares to be redeemed as stated in the notice to or from the Corporation. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares.

                           e.       Dividend, Conversion After Redemption
Payment Date. From and after the Redemption Date, no Redemption Shares shall be entitled to dividends, if any, as contemplated by Section B.1 hereof; provided, however, that any Unredeemed Shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.1 and B.4(c) hereof, respectively, until the date on which such shares are actually redeemed by the Corporation. In addition, from and after the Redemption Date, no Redemption Shares shall be entitled to the conversion privileges set forth in Section B.3 above, except as provided in Section B.4(c) above with respect to Unredeemed Shares.

                           f.       Determination of Fair Market Value. For
purposes of this Section B.4, the "Fair Market Value" of any share of Common Stock of the Corporation in connection with a Put Exercise Redemption Election or an Ordinary Redemption Election, as the case may be, shall be determined as follows: (i) within five (5) days after a Put Exercise Redemption Election or an Ordinary Redemption Election, as the case may be, by the holders of not less than a majority of the outstanding shares of Series F Preferred Stock (the "Redeeming Stockholders"), each of the Corporation and the Redeeming Stockholders, as a group, shall submit to the other their good faith estimate of such Fair Market Value as of the Redemption Date; (ii) to the extent that the Fair Market Value estimates of the Corporation and the Redeeming Stockholders differ, the Corporation and the Redeeming Stockholders shall engage, for an additional 5-day period, in good faith negotiations to reach agreement (if possible) on such Fair Market Value; and (iii) if the Corporation and the Redeeming Stockholders fail to reach agreement at the end of the foregoing 5-day period, the Fair Market Value shall be determined by appraisal as set forth below.

                  In the event Fair Market Value into be determined by appraisal, the Corporation and the Redeeming Stockholders shall initially negotiate in good faith to select a mutually agreeable appraiser to determine Fair Market Value with such determination to be binding on all concerned. If the Corporation and the Redeeming Stockholders shall fail to agree on the selection of such appraiser within five (5) days following the expiration of the 5-day period specified in the preceding paragraph, then the Corporation shall select one independent appraiser and the Redeeming Stockholders shall select another independent appraiser and such appraisers shall promptly designate a third independent appraiser. Each of the three appraisers shall provide a determination of the Fair Market Value within twenty (20) days of the appointment of the third appraiser. The Fair Market Value under such circumstances shall be an amount equal to the average of the amounts determined by the appraisers within such twenty (20) day period; provided that in the event that the highest appraisal is more than fifteen percent (15%) higher than the middle appraisal or the lowest appraisal is more than fifteen percent (15%) lower than the middle appraisal, the appraisal that is more than fifteen percent (15%) higher or lower, or both, as the case may be, shall be disregarded in calculating the Fair Market Value. In the event that the two original appraisers cannot agree upon the final appraiser within ten (10) days following their selection by the Corporation and the Redeeming Stockholders, then the final appraiser shall be appointed by the American Arbitration Association. The determination of Fair Market Value shall be conclusive, final and binding on all holders of Series F Preferred Stock and the Corporation and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement. All fees and expenses incurred in connection with an appraisal under this Section B.4(f) shall be borne equally by the Corporation and the Redeeming Stockholders. Fair Market Value shall be determined as of the Redemption Date on the basis of the following assumptions: (i) without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests; and (ii) giving full effect to the earnings history and prospects of the Corporation.

                           g.       Redemption Ranking. If at any time the
Series F Preferred has not been fully redeemed in accordance with and to the extent required under this Section B.4 and at such time redemption of any other series of Preferred Stock is required, the Series F Preferred shall be redeemed prior and in preference to any such other series.

                  5.       Voting Rights.

                           a.       Except as set forth in subsection 5(b) of
this Section B.5, the holder of each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A-l Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-if-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           b.       Election of Directors.

                                    (i)      Until the closing of a Qualified
IPO, the Board of Directors will be constituted in accordance with the provisions of this Section B.5(b)(i).

                                    Except as set forth below, at each election
of directors in which there are shares of Preferred Stock outstanding, holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a separate class, shall be entitled to elect up to six (6) members to the Board of Directors. Except as set forth below, at each election of directors in which there are shares of Preferred Stock outstanding, the holders of Common Stock, voting separately as a class, shall be entitled to elect up to three (3) members to the Board of Directors. Except as set forth below, at each election of directors, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock, voting together as a separate class shall be entitled to elect one member, or such additional number of members as the majority of the holders of Preferred Stock and Common Stock each voting as a separate class shall approve, to the Board of Directors. Subject to the terms of that certain Amended and Restated Investors' Rights Agreement dated on or about March 17, 2000, as the same may be amended or modified from time to time, the number of members serving on the Board of Directors of the Corporation need not be the maximum number of members that the holders of the Preferred Stock and the Common Stock are entitled to elect pursuant to this Section B.5(b)(i).

                                    Vacancies in the Board of Directors may be
filled only by the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by written consent of a majority of the shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified,

                                    (ii)     From and after the closing of a
Qualified IPO, the Board of Directors will be constituted in accordance with the provisions of this Section B.5(b)(ii).

                                    Beginning with and from and after the
closing of a Qualified IPO, the Board of Directors shall be divided into three classes of directors (such classes to be as nearly equal in number of directors as possible and the initial directors of each such class to be designated by the Board of Directors) having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the first annual meeting of the Corporation's stockholders following the closing of such Qualified IPO, those of the second class to expire as of the second annual meeting of the Corporation's stockholders following such closing, and those of the third class as of the third annual meeting of the Corporation's stockholders following such closing, such that at each annual meeting of stockholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. Any director serving as such pursuant to the foregoing provisions of this Section B.5(b)(ii) may be removed only for cause and only by the vote of the holders of a majority of the shares of the Corporation's stock entitled to vote for the election of directors. Subject to the foregoing, the number and manner of election of the members of the Board of Directors shall be determined in accordance with the Corporation's Bylaws.

                  6. Protective Provisions. At all times prior to the closing of a Qualified IPO (for the avoidance of any doubt, the following provisions of this Section B.6 will be of no force or effect after the closing of a Qualified IPO):

                           a.       So long as any shares of Series A-1
Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Preferred Stock, which majority must include the holders of a majority of the outstanding Series B Preferred Stock that is entitled to vote with respect to the matter, the holders of a majority of the outstanding Series C Preferred Stock that is entitled to vote with respect to the matter and the holders of a majority of the outstanding Series F Preferred Stock that is entitled to vote with respect to the matter:

                                    (i)      sell, convoy, or otherwise dispose
of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                                    (ii)     alter or change the rights,
preferences or privileges of the shares of Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock so as to affect adversely the shares;

                                    (iii)    increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;

                                    (iv)     create (by new authorization,
reclassification, recapitalization or otherwise) any class or series of stock, or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock with respect to voting, dividends or upon liquidation;

                                    (v)      effect a reclassification or
recapitalization of the outstanding capital stock of the Corporation;

                                    (vi)     amend Articles VII or IX hereof to
provide limits on director liability or indemnification other than to the maximum extent permitted by law; or

                                    (vii)    reduce the maximum size of the
Corporation's Board of Directors below eleven (11).

                           b.       So long as any shares of Series B Preferred
Stock, Series C Preferred Stock or Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than two-thirds (2/3) of the outstanding shares of each such series of Preferred Stock, cause a conversion under Section 3(b) hereof.

                           c.       So long as any shares of Series D Preferred
Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series D Preferred Stock:

                                    (i)      alter or change the rights,
preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares;

                                    (ii)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

                                    (iii)    effect a reclassification or
recapitalization of the outstanding capital stock of the Corporation so as to
(x) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares or (y) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock; or

                                    (iv)     amend Articles VII or IX hereof to
provide limits on director liability or indemnification other than to the maximum extent permitted by law.

                           d.       So long as any shares of Series F Preferred
Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than two-thirds (2/3) of the outstanding shares of Series F Preferred
Stock:

                                    (i)      alter or change the rights,
preferences or privileges of the shares of Series F Preferred Stock so as to affect adversely such shares;

                                    (ii)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series F Preferred Stock;

                                    (iii)    effect a reclassification or
recapitalization of the outstanding capital stock of the Corporation so as to
(x) alter or change the rights, preferences or privileges of the shares of Series F Preferred Stock so as to affect adversely such shares or (y) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock; or

                                    (iv)     amend Articles VII or IX hereof to
provide limits on director liability or indemnification other than to the maximum extent permitted by law.

                           e.       So long as any shares of Series G Preferred
Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than two-thirds (2/3) of the outstanding shares of Series G Preferred
Stock:

                                    (i)      alter or change the rights,
preferences or privileges of the shares of Series G Preferred Stock so as to affect adversely such shares; or

                                    (ii)     effect a reclassification or
recapitalization of the outstanding capital stock of the Corporation so as to alter or change the rights, preferences or privileges of the shares of Series G Preferred Stock so as to affect adversely such shares.

                  7. Status of Converted Stock. In the event any shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be re-issuable by the Corporation; provided, that, if such shares are converted in connection with or within thirty (30) days prior to a Qualified IPO, such shares shall reclassified as authorized shares of Preferred Stock in accordance with Article III, Section A.2. Upon obtaining the approval of the stockholders of the Corporation entitled to vote thereon (which the Corporation shall use its best efforts to obtain), the Certificate of Incorporation of the Corporation shall be appropriately amended to effect any corresponding reduction in the Corporation's authorized capital stock required pursuant to this Article III, Section B.7.

         C.       Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in their sole discretion.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section B.2 of this Article III hereof.

                  3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law or in this Amended and Restated Certificate of Incorporation.

                                  ARTICLE IV.

         In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall have the power; subject to the provisions of Section B.6 of Article III and to the provisions of the Bylaws relating to amendments thereto as in effect at the relevant time of reference, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of, nor limit their power, subject to the provisions of Section B.6 of Article III, to adopt, amend, repeal or otherwise alter the Bylaws or otherwise limit any other stockholder rights.

                                   ARTICLE V.

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VI.

         Subject to the following, the Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

         Effective from and after the closing of a Qualified IPO, the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal the provisions of Section B.5(b) of Article III, the rest of Article III to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors, or Articles VII, IX, XI, or XII, or this Article VI, of this Amended and Restated Certificate of Incorporation, or to decrease the numbers of authorized shares of Common Stock or Preferred Stock.

                                  ARTICLE VII.

         A director of the Corporation shall, to the full extent permitted by the DGCL, as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE VIII.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE IX.

         The Corporation shall indemnify each director and officer of the Corporation, his heirs, executors and administrators and may indemnify each employee and agent of the Corporation, his heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL, to the fullest extent provided for by law (a) against all expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article IX is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the DGCL upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the DGCL or any other law now or hereafter in effect.

         The Board of Directors may in its discretion authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article IX.

         No amendment to or repeal of this Article IX shall apply to or have any effect on the obligations of the Corporation or the rights of any other person with respect to any acts or omissions occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE X.

         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle, Delaware

19808. The Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE XI.

         Effective from and after the closing of a Qualified IPO, (i) any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called meeting of the stockholders, and not by written consent in lieu of such a meeting, and (ii) special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors, provided, that special meetings of stockholders for the sole purpose of filling one or more vacancies in the Board of Directors may be called as provided in Section 3.1(c) of the Corporation's Amended and Restated By-Laws (as they may be amended and in effect from time to time), and provided, further, that special meetings of stockholders for any purpose or purposes may be called by the holders of at least 67% of the shares of the Corporation's stock entitled to vote for the election of directors.

                                  ARTICLE XII.

         The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, and (ii) the impact of such a transaction on the non-officer employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates.

         This Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the stockholders in accordance with the provisions of Sections 242, 245 and 228 of the DGCL, as amended, and written notice has been given as provided in Section 228 of the DGCL.

         IN WITNESS WHEREOF, OPEN SOLUTIONS INC., has caused this certificate to be signed by its Chief Executive Officer as of this 3rd day of August, 2001.

                                            OPEN SOLUTIONS INC.

                                            By /s/ Louis Hernandez
                                               -------------------------------
                                               Louis Hernandez
                                               President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               OPEN SOLUTIONS INC.

         Open Solutions Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

         FIRST.   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 1992. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2000. Certificates of Amendment to the Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on June 8, 2000, December 20, 2000, April 5, 2001 and April 16, 2001, respectively. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 3, 2001 (the "Current Charter").

         SECOND. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

         THIRD.   Article III of the Current Charter is hereby amended by
inserting at the end of Paragraph B(3)(d)(ii) thereof the following subsection:

                           "(K) up to 456,009 shares of Common Stock issued
                  pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of or about December 2001, by and among the Corporation, OSI Merger Corporation, Imagic Corporation and the "Stockholders" party thereto."

Executed as of December 14, 2001.

                                       OPEN SOLUTIONS INC.

                                       /s/ Louis Hernandez, Jr.
                                       ----------------------------
                                       Louis Hernandez, Jr.
                                       Chief Executive Officer
                                       Authorized Signatory

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